EXHIBIT 3.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in Registration Statements Nos. 333-8434, 333-12036, 333-12050, 333-13050, 333-13052, 333-13112, 333-13176, 333-13602, 333-13752, 333-14144, 333-110953 and 333-117922 on Form S-8 and No. 333-139359 on Form F-3 and to the use of our reports dated November 29, 2007 relating to the consolidated financial statements of Royal Bank of Canada (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to our consideration of internal control over financial reporting and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) appearing in the Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2007.
/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants

Toronto, Canada
November 30, 2007